Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(578,241)
Unrealized Gain (Loss) on Market Value of Futures	(256,340)
Dividend Income	552
Interest Income	1,931
Total Income (Loss)	$(832,098)

Expenses
General Partner Management Fees	$5,402
Professional Fees	9,279
Brokerage Commissions	2,266
Non-interested Directors' Fees and Expenses	61
Prepaid Insurance Expense	105
NYMEX License Fee	135
Total Expenses	17,248
Expense Waiver	(10,540)
Net Expenses	$6,708
Net Income (Loss)	$(838,806)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/16	$11,051,262
Net Income (Loss)	(838,806)

Net Asset Value End of Month	$10,212,456
Net Asset Value Per Share (150,000 Shares)	$68.08

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612